UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 10, 2004

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26878	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 817-4600

(Former name or former address, if changed since last report)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

Item 5 — Other Events

On February 10, 2004, Gemstar-TV Guide International, Inc., a Delaware corporation (the “Company”) and Comcast Corporation (“Comcast”) issued a joint press release announcing an agreement to form a joint interactive program guide development group, as well as a new distribution arrangement providing for carriage of the TV Guide Channel, TV Guide On Demand and the TVG Network on Comcast cable systems. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7 — Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description
99.1	Joint Press Release of Gemstar-TV Guide International, Inc. and Comcast Corporation issued February 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 11, 2004

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/S/ STEPHEN H. KAY
Stephen H. Kay
Executive Vice President and General Counsel

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